Back to Form 8-K
Exhibit 10.15

MEDICARE MARK LICENSE AGREEMENT

THIS AGREEMENT is made and entered into

by and between

THE CENTERS FOR MEDICARE & MEDICAID SERVICES (hereinafter "Licensor"), with offices located at 7500 Security Blvd., Baltimore, MD 21244

and

 [_______________] (hereinafter "Licensee"),
with offices located at 8735 Henderson Rd
Ren 1
Tampa, FL 33634

CMS Contract ID:  [         ]

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WITNESSETH

WHEREAS, Licensor is the owner of the Medicare Prescription Drug Benefit program, a program authorized under Title XVIII, Part D of the Social Security Act (Part D), Mark (the "Mark").

WHEREAS, Licensee desires to use the Mark on Part D marketing materials (including the identification card) beginning October 1, 2011.

WHEREAS, both parties, in consideration of the premises and promises contained herein and other good and valuable consideration which the parties agree is sufficient, and each intending to be legally bound thereby, the parties agree as follows:

1.	Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive right to use the Mark in their Part D marketing materials.
2.
Licensee acknowledges Licensors exclusive right, title, and interest in and to the Mark and will not, at any time, do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title, and interest. Licensee acknowledges that the sole right granted under this Agreement with respect to the Mark is for the purposes described herein, and for no other purpose whatsoever.

3.	Licensor retains the right to use the Mark in the manner or style it has done so prior to this Agreement and in any other lawful manner.
4.	This Agreement and any rights hereunder are not assignable by Licensee and any attempt at assignment by Licensee shall be null and void.
5.
Licensor, or its authorized representative, has the right, at all reasonable times, to inspect any material on which the Mark is to be used, in order that Licensor may satisfy itself that the material on which the Mark appears meets with the standards, specifications, and instructions submitted or approved by Licensor. Licensee shall use the Mark without modification and in accordance with the Mark usage policies described within the Medicare Marketing Guidelines. Licensee shall not take any action inconsistent with the Licensors ownership of the Mark, and any goodwill accruing from use of such Mark shall automatically vest in Licensor.

6.
This agreement shall be effective on the date of signature by the Licensee's authorized representative through December 31, 2012, concurrent with the execution of the Part D contract (or Part D addendum to a Medicare Managed Care contract). This Agreement may be terminated by either party upon written notice at any time. Licensee agrees, upon written notice from Licensor, to discontinue any use of the Mark immediately. Starting December 31, 2012, this agreement shall be renewable for successive one-year periods running concurrently with the term of the Licensee's Part D contract. This agreement shall terminate, without written notice, upon the effective date of termination or non-renewal of the Licensee's Part D contract (or Part D addendum to a Medicare Managed Care contract).

7.
Licensee shall indemnify, defend and hold harmless Licensor from and against all liability, demands, claims, suits, losses, damages, infringement of proprietary rights, causes of action, fines, or judgments (including costs, attorneys and witnesses fees, and expenses incident thereto), arising out of Licensees use of the Mark.

8.
Licensor will not be liable to Licensee for indirect, special, punitive, or consequential damages (or any loss of revenue, profits, or data) arising in connection with this Agreement even if Licensor has been advised of the possibility of such damages.

9.	This Agreement is the entire agreement between the parties with respect to the subject matter hereto.
10.	Federal law shall govern this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first set forth above.

This document has been electronically signed by:

FOR THE LICENSEE:

Contracting Official Name

Date

Organization

FOR THE LICENSOR

Cynthia Tudor, PhD Director Medicare Drug Benefit and C & D Data Group, Center for Medicare	Date

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